UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

(Exact name of Registrant as specified in its charter)

Luxembourg	001-34354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

291, Route d’Arlon

L-1150 Luxembourg

Grand Duchy of Luxembourg

(Address of principal executive offices including zip code)

+352 2469 7900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Altisource Portfolio Solutions S.A. (the “Company”) announced on April 24, 2013, that it will hold a lenders meeting with regard to its wholly-owned subsidiary, Altisource Solutions S.à r.l., exercising the $200 million accordion feature of its senior secured term loan facility (the “SSTL”). The Company intends to use the additional capacity to fund the remainder of the previously announced transaction with Ocwen Financial Corporation related to the Residential Capital, LLC servicing portfolio, for stock repurchases and for general corporate purposes including potential acquisitions. Additionally, the Company announced it intends to seek amendments to the SSTL to, among other things, modify the covenants to increase its ability to repurchase the Company’s stock and certain other provisions of the SSTL (collectively, the “SSTL Amendments”).  A copy of the press release announcing discussion regarding the exercise of the accordion feature under the SSTL and the SSTL Amendments is filed herewith as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release of Altisource Portfolio Solutions S.A. dated April 24, 2013

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2013

Altisource Portfolio Solutions S.A.

By:	/s/ Kevin J. Wilcox
Name:	Kevin J. Wilcox
Title:	Chief Administration Officer and General Counsel

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